                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference into the Company's Registration Statement on Form S-8 (File No. 333-08631) filed with the Securities and Exchange Commission on July 23, 1996, of our report dated February 17, 1999 on our audits of the consolidated financial statements of First Coastal Corporation and subsidiary as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.



                                         PricewaterhouseCoopers LLP
Portland, Maine
March 30, 1999